Exhibit 107

Calculation of Filling Fee Table

F-1

(Form Type)

ChowChow Cloud International Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share (1)(2)(3)	457(o)	2,990,000	$4.50	$13,455,000	$153.10 per $1,000,000	$2,059.96
Fees Previously Paid	-	-	-	-	-	-	-	$2,173.26
Carry Forward Securities	-	-	-	-	-	-	-	-
		Total Offering Amounts				13,455,000		$2,059.96
		Total Fees Previously Paid(4)(5)						$2,173.26
		Total Fee Offsets
		Net Fee Due						$-

(1)	Pursuant to Rule 416(a) under the Securities Act, the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	Includes additional Ordinary Shares (up to 15% of the ordinary shares offered to the public) that the Underwriter has the option to purchase to cover over-allotments, if any.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	The registrant previously paid a filing fee of $2,173.26 in connection with the initial filing of this Registration Statement on Form F-1 (File No. 333-286296) on April 1, 2025. Such amount included $113.30 attributable to securities (the Representative’s warrants and the ordinary shares underlying such warrants) that are no longer being registered in this Registration Statement.
(5)	Pursuant to Rule 457(p) under the Securities Act, the registrant may apply the previously paid filing fee of $113.30 to future registration statements. The remaining $2059.96 of the fee previously paid continues to apply to the securities registered hereby. No additional fee is due with this filing.